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                                                                     Exhibit 4.2




                               AMENDMENT NO. 1 TO

                       THE SEVENTH SUPPLEMENTAL INDENTURE

      This Amendment No. 1 (this "Amendment") to the Seventh Supplemental Indenture dated March 19, 2004 (the "Seventh Supplemental Indenture"), to the indenture (the "Indenture") dated December 31, 1997, between Lennar Corporation (the "Company") and J.P. Morgan Trust Company, N.A. (as successor to First National Bank of Chicago, N.A.), as trustee (the "Trustee") is made and entered into to be effective for all purposes as of the __ day of June, 2004. Each capitalized term used but not defined in this Amendment will have the meaning ascribed to that term in the Seventh Supplemental Indenture.

                              W I T N E S S E T H:

      WHEREAS, the Company has proposed that the following amendment be made to the Seventh Supplemental Indenture, which amendment has been approved in writing by holders of a majority in principal amount of the outstanding Senior Floating-Rate Notes due 2009;

      NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1.    Amendments.

(A) Section 1.04 of the Seventh Supplemental Indenture is hereby amended by adding the following definition:

      "New Notes" means the Company's Senior Floating-Rate Notes due 2009, Series B, issued under the Eighth Supplemental Indenture to the Indenture.

(B) Section 4.03 of the Seventh Supplemental Indenture is hereby deleted in its entirety and replaced with the following:

            "(a) At any time when there is an effective registration statement under the Securities Act of 1933, as amended, relating to an exchange of New Notes for the Notes, any holder of Notes may exchange any principal amount of Notes for the same principal amount of New Notes. In order to exchange Notes for New Notes, the holder of the Notes that are being exchanged must deliver them to an exchange agent designated by the Company, accompanied by a request for exchange in the form specified by the Company. Notes that are exchanged for New Notes will cease to accrue interest on the day before the day from which interest accrues on the New Notes issued in the exchange.

            (b) So long as any Notes remain outstanding, not later than 10 days after the Company files a Report on Form 10-Q or on Form 10-K relating to a fiscal quarter or a fiscal year, the Company will file a registration statement relating to the issuance of New Notes in exchange for the Notes, and the Company will use its best efforts to cause that registration statement to become effective as promptly as practicable."

2. No Other Amendments. Except as expressly amended herein, the Seventh Supplemental Indenture will remain in full force and effect in accordance with its terms.

                       [Signature on the following page.]




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      IN WITNESS WHEREOF, the undersigned have executed this Amendment on June
__, 2004.

                                    LENNAR CORPORATION


                                    By:
                                        -----------------------------------
                                        Name:
                                        Title:



                                    Authorized signatory for each of the
                                    Guarantors listed on Schedule I hereto


                                    By:
                                        -----------------------------------
                                        Name:
                                        Title:

                                    J.P. MORGAN TRUST COMPANY, N.A.


                                    By:
                                        -----------------------------------